**PRESS RELEASE**




                            EQUITABLE FINANCIAL CORP.
                            -------------------------
                        ANNOUNCES DATE OF ANNUAL MEETING
                        --------------------------------

        Grand Island, Nebraska -- July 21, 2006. Equitable Financial Corp. (OTCBB: EQFC) announced today that the Corporation's annual meeting of shareholders will be held on Tuesday, November 14, 2006.

        Equitable Financial Corp. is the holding company for Equitable Bank, which operates through its main office and full-service branches in Grand Island and North Platte. The Bank also has loan production offices in Grand Island and Omaha.

Contact:
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Equitable Financial Corp.
Richard L. Harbaugh (308) 382-3136
Kim E. Marco (308) 382-3136